Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousand except per share amount)

	Actual Year to Date May 31, 2008	Projected Year Ended February 28, 2009
Net Sales:
Electrical and Industrial Products	$52,006	$220,000 to $225,000
Galvanizing Services	$47,952	$190,000 to $200,000
Total Sales	$99,958	$410,000 to $425,000

Diluted earnings per share	$.82	$2.95 to $3.05

Net Sales by Market Segment:
Power Generation		55,000
Transmission and Distribution		120,000
Industrial		242,000
Total Company Sales		$417,500

Electrical and Industrial Products
Revenues by Industry:
Power Generation		19%
Transmission and Distribution		46%
Industrial		35%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		24%
OEM’s		21%
Industrial		29%
Bridge and Highway		5%
Petro Chemical		21%

Operating Margins:
Electrical and Industrial Products	15.3%	15.5% to 16.5%
Galvanizing Services	27.9%	23% to 24%

Cash Provided By (Use In) Operations	$(1,884)	$30,000
Capital Expenditures	$4,753	$12,500
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$3,039	$11,500
Total Bank Debt	$100,000	$100,000

Percent of Business By Segment:
Electrical and Industrial Products	52%	54%
Galvanizing Services	48%	46%